                                              Wachovia Asset Securitization Issuance, LLC
                                                                  Series 2003-HE3
                                                           Statement to Securityholders                                                          Distribution Date: 09/26/05

                                                                 Distribution Summary

                                                    Original        Beginning                                                 Unpaid                              Ending
                                      Certificate   Certificate     Certificate                                               Principal     Total               Certificate
         Class             Cusip       Rate         Balance          Balance                Interest        Principal         Amount      Distribution            Balance
             A           92975TAA2  3.891250%     500,000,000.00  299,931,053.41          1,037,428.19    10,331,248.97           0.00   11,368,677.16        289,599,804.44
    Factors per Thousand                                             599.86210682           2.07485638       20.66249794                    22.73735432          579.19960888

     Certificate            n/a     0.000000%               0.00   5,128,281.51             463,849.44              0.00          0.00      463,849.44          5,128,281.51

   Totals                                         500,000,000.00  299,931,053.41          1,501,277.63    10,331,248.97           0.00   11,832,526.60       289,599,804.44

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                    Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period            LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A                92975TAA2                 Senior/Variable            32/360           3.64125%     0.25000%        Aaa              AAA               n/a

       Certificate               n/a                      Residual                  -                  -           -            -                 -                -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated November 12, 2003

                                                                                                   - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

 A       92975TAA2    1,037,428.19                 0.00                   0.00                 0.00

                                    - Page 3 -

                           Collection Activity

Interest
Interest Collected                                 1,660,878.22
(Additional Balance Interest)                              0.00
(Relief Act Shortfalls)                                    0.00

Total Interest Collected                           1,660,878.22

Principal
Principal Collected                               18,707,004.34
Net Liquidation Proceeds                                   0.00
Substitute Adjustment Amount                               0.00
Other Principal Collected                                  0.00
(Additional Balance Increase)                              0.00
(Draw Amounts)                                    (8,375,755.37)

Total Principal Collected                         10,331,248.97

Additional Funds
Additional Funds from the Funding Account                  0.00
Draws from the Policy                                      0.00
Yield Maintenance Payment                                  0.00

Total Additional Funds Collected                          0.00

Total Available Collections                       11,992,127.19

                              - Page 4 -

- Page 5 -

                          Collateral Information

                              Periodic Information

Beginning Collateral Balance                               305,059,334.92
Ending Collateral Balance                                  294,726,762.73
Current Liquidation Loss Amounts                             1,323.22
Cumulative Liquidation Loss Amounts                         163,322.84
Gross WAC                                                     6.130%
Net WAC                                                       5.602%
WAM                                                         197
AGE                                                          37
Gross CPR                                                    53.205%
Net CPR                                                      33.863%
Draw Rate                                                    28.400%

                              Original Information

Collateral Balance                                         500,007,015.50
Number of Loans                                                9,940
Gross WAC                                                     4.118%
WAM                                                             234
LIBOR                                                        1.12000%

                       Overcollateralization Information

Overcollateralization Target Amount                        5,037,670.59
Beginning Overcollateralization Amount                     5,128,281.51
Ending Overcollateralization Amount                        5,126,958.29
Overcollateralization Increase                                 0.00
Overcollateralization Decrease                               1,323.22

                                    - Page 6 -

- Page 7 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00
Interest Earnings                          0.00
Deposits                                   0.00
Withdrawals                                0.00
Interest Earnings to Collection Account    0.00
Ending Balance                             0.00

                             - Page 8 -

                                                                   Delinquency Information

                              Delinquent:                                  #                 $           %

                                                       30-59 Days          7             487,629.06    0.165%
                                                       60-89 Days          1             34,399.68     0.012%
                                                       90-119 Days         2             37,757.57     0.013%
                                                      120-149 Days         1             64,722.97     0.022%
                                                      150-179 Days         1             184,719.84    0.063%
                                                       180+ Days           2             37,670.59     0.013%

                                                         Total             14            846,899.71    0.287%

                              Foreclosure:                                 #                 $           %

                                                                           4             287,113.40    0.097%

                              REO:                                         #                 $           %

                                                                           0               0.00        0.000%

* Foreclosures are included in the delinquency totals

                                                                           - Page 9 -

                                               Additional Reporting Items

                         Fees                                                               Additional Information

Servicing Fee                          127,108.06                # of Loans using a Promotional Rate                            0
Enhancer Premium                        32,492.53                Promotional Advances                                        0.00
Indenture Trustee Expenses                  0.00                 3 Largest Mortgage Loan Balances                     2,510,979.88
Paying Agent Expenses                       0.00                 Additional Balances created during the first
                                                                   Rapid Amortization Period                                 0.00
Total Fees                             159,600.59                Cumulative Liquidation Loss Amount %                      0.033%
                                                                 Cumulative Subsequent Mortgage Loans                        0.00
                                                                 Deficiency Amount                                           0.00
                                                                 Draws from Policy not yet Reimbursed                        0.00
                                                                 Percentage Interest Class A                              100.00%
                                                                 Stepdown Cumulative Loss Test Met? (Yes / No)                Yes
                                                                 Stepdown Date Active (Yes / No)                               No
                  Amortization Period                            Stepdown Delinquency Test Met? (Yes / No)                    Yes

Revolving (Yes / No)                          No
Managed Amortization (Yes / No)              Yes
Rapid Amortization (Yes / No)                 No

                                                         - Page 10 -